Exhibit 10.3

Execution Version

STERLING BANCORP, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made effective as of June 1, 2020 by and between Sterling Bancorp, Inc. (the “Company”), a Michigan corporation and the holding company for Sterling Bank and Trust, F.S.B., with its principal executive offices at One Towne Square, Suite 1900, Southfield, MI 48076, and Thomas M. O’Brien (“Purchaser”).

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase of Shares.

1.1               Purchase. Purchaser hereby agrees to purchase from the Company, on up to four (4) separate purchase dates, and the Company hereby agrees to sell to Purchaser on such purchase dates, an aggregate of 300,000 shares (the “Shares”) of the common stock, no par value, of the Company (the “Common Stock”) at a purchase price per share (the “Purchase Price”) as determined herein. Such purchases shall occur on such dates (each, a “Purchase Date”) as are determined by Purchaser; provided, that the purchase of all of the Shares must be completed on or prior to May 31, 2021. Notwithstanding anything to the contrary herein, all Purchase Dates must occur during an open “trading window” of the Company as communicated to the Company’s executive officers by the general counsel of the Company on a quarterly basis. The Purchase Price for each Share to be purchased on any Purchase Date shall be equal to the average of the high and low sales prices on the trading day immediately prior to such Purchase Date (the “Pricing Date”), as such prices are reported on the Nasdaq National Market System or such other exchange as the Company’s securities may then be listed or traded.

1.2               Payment. At such time as Purchaser determines to purchase Shares in accordance with the terms hereof, Purchaser shall deliver to the Company written notice of such purchase, setting forth the Purchase Date for such purchase selected by Purchaser and the total number of Shares to be purchased on such Purchase Date. Promptly following the close of trading on the applicable Pricing Date, the Company shall notify Purchaser of the aggregate Purchase Price for the Shares to be purchased on such Purchase Date. On the Purchase Date, Purchaser shall deliver to the Company the aggregate Purchase Price for the Shares being purchased on such date, which shall be paid by check payable to the Company or wire transfer of immediately available funds to an account specified by the Company. Each of Purchaser and the Company agrees to take all other actions and execute and deliver all other documents as may be necessary or appropriate to effect the purchase of the Shares as provided herein.

1.3               Issuance of Shares on each Purchase Date; Stock Certificates. Promptly following receipt by the Company of the aggregate Purchase Price for the Shares purchased on any Purchase Date, the Company shall take all actions necessary to cause the Shares purchased on such Purchase Date to be issued in the name of Purchaser on the Company’s stock transfer books and, at Purchaser’s request, shall cause to be delivered to Purchaser one or more certificates evidencing such Shares registered in the name of Purchaser.

2.             Purchaser Representations. In connection with the purchase of the Shares, Purchaser represents to the Company as follows:

(a)               This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

(b)               Purchaser understands that the sale of the Shares has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under applicable state securities laws in reliance upon certain exemptions from such registration and qualification. Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(c)                Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable state securities laws. Purchaser does not have any present intention to transfer the Shares to any other party. Purchaser understands that the exemption from registration under the Securities Act for the issuance of the Shares depends in part upon the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.

(d)               Purchaser understands that the Shares are “restricted securities” under federal and state securities laws and that, pursuant to these laws, Purchaser may not resell, transfer or otherwise dispose of the Shares unless they are registered and qualified under such laws or an exemption from such registration and qualification is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as provided in this Agreement. Purchaser further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on certain requirements, including, but not limited to, the time and manner of sale, a required holding period for the Shares and requirements relating to the Company, which are outside of Purchaser’s control and which the Company is under no obligation, and may not be able, to satisfy.

(e)                Purchaser believes that an investment in the Shares is suitable for Purchaser based on Purchaser’s investment objectives and financial needs, and Purchaser is able to bear the economic risk of an investment in the Shares for an indefinite period of time. Purchaser has such knowledge and experience in financial and business matters as to make Purchaser capable of evaluating the risks of the prospective investment and to make an informed investment decision. Purchaser has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Purchaser or professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

3.             Company Representations. In connection with the sale of the Shares, the Company represents to Purchaser as follows:

(a)               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

(b)               The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

(c)               The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of any provisions of the Company’s certificate of incorporation, bylaws or other organizational documents to which it is a party or any applicable law.

(d)               The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of Purchaser in Section 2 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.             Legends on Stock Certificates.

4.1               Restrictive Legends. In the event that the Company shall issue stock certificates for the Shares, all certificates shall be endorsed with the following restrictive legend:

(a)                “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

4.2               Other Legends. The stock certificates for the Shares shall be endorsed with any legends that may be required by state securities or other applicable laws.

5.             Piggy-back Registration Rights.

(a)               If, at any time within the period commencing on the date of the Company’s first issuance of Shares to Purchaser and ending on May 31, 2023, the Company proposes to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 or S-3, or any successor form(s), under the Securities Act in connection with an offering of the Company’s securities solely for cash (a “Public Offering”), the Company shall promptly give Purchaser written notice of such proposed registration, at least thirty (30) days prior to the filing of any such registration statement under the Securities Act. Upon the written request of Purchaser given within twenty (20) business days after receipt of such written notice from the Company, the Company shall, subject to the provisions of Section 5.1(b) below, use its best efforts to cause to be registered under the Securities Act all or any part of the Shares purchased by Purchaser hereunder (such Shares, including any capital stock of the Company issued by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, such Shares, collectively, the “Registrable Securities”) that Purchaser has requested to be so registered.

(b)               If the offering with respect to which Purchaser is entitled to registration under this Section 5 is an underwritten offering, then the right of Purchaser to registration pursuant to Section 5.1(a) above shall be conditioned upon Purchaser’s participation in, and the inclusion of Purchaser’s Registrable Securities in, the underwriting to the extent provided herein. Purchaser shall (together with the Company and any other holders of Company securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 5.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten in the Public Offering, the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise Purchaser and all other persons requesting registration who have substantially similar registration rights (“Analogous Registration Rights”) to those granted to Purchaser in this Section 5.1 (collectively, “Participating Holders”), and the number of shares of securities that may be included in the registration and underwriting shall be allocated in the following manner: (i) first to the Company; (ii) second to Purchaser and the Participating Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by Purchaser and securities of the Company held by such Participating Holders with Analogous Registration Rights who have indicated to the Company their decision to distribute through such underwriting any of their securities eligible for such registration; and (iii) third, to any other shareholders of the Company (i.e., other than Participating Holders) on a pro rata basis. If Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Nothing herein is intended to prevent the Company from having the right to withdraw a registration statement described in Section 5.1(a) above for an offering which includes the Registrable Securities of Purchaser: provided, that any such withdrawn registration statement will not be counted as one of the registrations for purposes of determining the number of registrations as provided in Section 5.1(f) below.

(c)                If Purchaser decides not to include all of its Registrable Securities in any registration statement filed by the Company, Purchaser shall nevertheless continue to have the right to include any of its Registrable Securities in any subsequent registration statement or statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(d)               Whenever required under this Section 5.1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

i.       after preparing and filing a registration statement as provided in Section 5.1(a) above, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (the “Prospectus”) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities included in such registration;

ii.       furnish to Purchaser such numbers of copies of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration;

iii.       notify Purchaser at any time of the occurrence of any event as a result of which a Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

iv.       use its reasonable efforts to register and qualify the Registrable Securities included in such registration under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of such Registrable Securities; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

(e)                It shall be a condition to the Company’s obligations under Section 5.1(a) above that Purchaser shall furnish to the Company such information regarding Purchaser, the Registrable Securities being disposed of by Purchaser in such registration, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities. In that connection, Purchaser shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

(f)                 The Company shall bear all expenses necessary to comply with this Section 5.1, in connection with up to two (2) registrations hereunder, including, without limitation, all registration, filing and qualification fees, underwriters’ expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, and all reasonable fees and disbursements of one special counsel for Purchaser and all of the Participating Holders with Analogous Registration Rights who elect to include their securities in any such registration, but expressly excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the registration, which discounts and commissions shall be borne solely by Purchaser and the other Participating Holders out of the proceeds of the offering.

(g)                Purchaser shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.1.

(h)                The Company’s obligations under this Section 5.1 shall terminate with respect to those Registrable Securities held by Purchaser at the end of any period of ninety (90) days during which such Purchaser could have sold all such Registrable Securities pursuant to SEC Rule 144.

(i)                 Notwithstanding any contrary provision of this Section 5.1, the Company shall not be required to effect any registrations under the Securities Act or under any state securities laws on behalf of Purchaser if the Company’s Common Stock is publicly traded on a national exchange (including NASDAQ) and in the opinion of counsel for the Company, the offering or transfer of Registrable Securities by Purchaser in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred, the time of sale, and the method of offering or transfer) is exempt from the registration requirements of the Securities Act and the securities laws of applicable states.

6.             Effectiveness. The rights and obligations hereunder shall not be effective until such time as the employment agreement between the Purchaser and the Company dated as of June 1, 2020 has become effective.

7.             Termination. In the event that Purchaser ceases to be employed by the Company or the Bank for any reason, this Agreement shall terminate and all obligations of the parties under this Agreement shall be of no further force or effect.

8.             Miscellaneous.

8.1               No Employment or Service Contract. Nothing in this Agreement shall confer upon Purchaser any right to continue in the service of the Company (or any affiliated entity) for any period of time or restrict in any way the rights of the Company (or any affiliated entity) or Purchaser to terminate the employment status of Purchaser at any time for any reason, with or without cause.

8.2               Notices. All notices under this Agreement must be in writing and shall be deemed given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized overnight courier service, or three (3) days after being sent by prepaid certified mail, to the address of the party to be noticed as set under such party’s name on the signature page hereto or such other address as such party last provided to the other party by written notice.

8.3               No Waiver. The failure of any party hereto in any instance to exercise any of its rights under this Agreement shall not constitute a waiver of any other rights that may subsequently arise under this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition.

8.4               Binding Effect; Modification; Choice of Law. This Agreement is binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. This Agreement may only be altered, modified or amended by a writing signed by the Company and Purchaser. This Agreement and all determinations made and actions taken hereunder shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

8.5               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

8.6               Facsimile and Electronic Signatures. This Agreement may be executed and delivered by facsimile or electronic transmission, and upon such delivery, the facsimile or electronic transmission shall have the same effect as if an original signature had been delivered to the other party.

8.7               Severability. If any provision of this Agreement is deemed void or unenforceable, such provision shall nevertheless be enforced to the fullest extent allowed by law, and the validity of the remainder of this Agreement shall not be affected.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

PURCHASER

/s/ THOMAS M. O’BRIEN
THOMAS M. O’BRIEN

Address:
105 Inagua Lane
Bonita Springs, FL 34134

STERLING BANCORP, INC.

By:	/s/ COLLEEN L. KIMMEL

Name:	COLLEEN L. KIMMEL

Title:	Vice President & General Counsel

Address:
One Towne Square
Suite 1900
Southfield, MI 48076

[Signature Page to Stock Purchase Agreement]